Exhibit 99.1

PetIQ, Inc. Enters into Definitive Agreement to be Acquired by Bansk Group

PetIQ Stockholders to Receive $31.00 Per Share in an All-Cash Transaction

Valued at Approximately $1.5 Billion

EAGLE, Idaho, and NEW YORK, New York, August 7, 2024 (GLOBE NEWSWIRE) -- PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication, health and wellness company, and Bansk Group (“Bansk”), a consumer-focused private investment firm dedicated to building distinctive consumer brands, today announced that PetIQ entered into a definitive agreement (the “Agreement”) pursuant to which Bansk Group will acquire all of the outstanding shares of PetIQ’s common stock for $31.00 per share, in an all-cash transaction valued at approximately $1.5 billion. PetIQ’s Board of Directors (the “Board”) has approved the Agreement, which represents a premium of approximately 41% to the 30-day volume-weighted average stock price as of August 6, 2024, the last trading day prior to announcement of the transaction, and a premium of approximately 51% to the closing stock price on that date.

Cord Christensen, Founder, Chairman and CEO of PetIQ, commented, “On behalf of PetIQ's Board of Directors, we are thrilled to announce the execution of a definitive agreement with Bansk Group at a substantial premium for PetIQ stockholders. After a comprehensive assessment of the offer with the assistance of our outside advisors, the Board has determined that this transaction represents an attractive outcome for PetIQ and our stockholders."

Christensen concluded, “Our growth and success over the last 14 years is a testament to our emphasis on long-term, strategic decision making, while operating our business in the interest of all stakeholders. We are excited to partner with Bansk Group and to utilize their extensive operational and brand-building experience, including their direct expertise of managing consumer health products for over four decades. This transaction provides us with an incredible opportunity to continue to execute on our strategy of providing pet parents convenient access to affordable pet healthcare while accelerating many longer-term growth initiatives.”

“Cord and the entire PetIQ team have done a fantastic job developing a comprehensive pet health and wellness platform that offers effective and accessible solutions for pet owners,” said Chris Kelly, Senior Partner of Bansk Group. “We are thrilled to partner with the PetIQ team and look forward to leveraging our expertise in building distinct, trusted consumer brands to support the Company’s continued success.”

Bart Becht, Senior Partner and Chairman of Bansk Group added, “As longtime investors in the consumer health and wellness space, we believe PetIQ has developed a portfolio of uniquely differentiated brands in the very attractive pet health and wellness category. We look forward to working with the talented PetIQ team to support their strong momentum, including through investments in enhanced capabilities and offerings as well as through strategic acquisitions.”

Transaction Details

The proposed transaction is expected to close in the fourth quarter of 2024, subject to the approval of PetIQ stockholders and the satisfaction of other customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The PetIQ Board recommends that PetIQ stockholders vote in favor of the proposed transaction at the special meeting of stockholders to be held in connection with the agreement. The proposed transaction is not subject to any financing conditions.

Upon completion of the proposed transaction, PetIQ’s common stock will no longer be listed on the NASDAQ Stock Market, and PetIQ will be privately held and continue to be operated independently by the Company’s executive team.

Advisors

Jefferies LLC is serving as financial advisor and Cooley LLP is serving as legal counsel to PetIQ. Davis Polk & Wardwell LLP is serving as legal counsel to Bansk Group.

For further information regarding the transaction, please see PetIQ's Current Report on Form 8-K, which will be filed in connection with this announcement.

About PetIQ

PetIQ is a leading pet medication, health and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable products and veterinary services. The Company's product business engages with pet parents through retail and e-commerce sales channels with its branded and distributed pet medications as well as health and wellness items. PetIQ manufactures and distributes pet products from its world-class facilities in Omaha, Nebraska, Springville, Utah and Daytona Beach, Florida. The Company’s veterinarian services offering operates in over 2,600 mobile community clinic locations and wellness centers hosted at retail partners in 39 states. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide them.

About Bansk Group

Founded in 2019, Bansk Group is a New York-based private investment firm focused on investing in and building distinctive consumer brands. The firm partners with differentiated brands across four primary consumer categories: beauty & personal care, consumer health, food & beverage, and household products.

Over their careers with Bansk and elsewhere, Bansk's tenured group of investors and operators have been involved in more than $30 billion of equity capital investments across more than 40 transactions with some of the most innovative and well-known consumer companies in the world. With extensive investment experience in the consumer products industry, a global network of relationships, and a tested value creation playbook, Bansk seeks to partner with exceptional founders and management teams to drive outsized organic and acquisitive growth and position brands for enduring long-term success in the evolving consumer landscape. For more information, please visit www.banskgroup.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PetIQ, Inc. (the "Company") by Gula Buyer Inc. ("Parent") pursuant to the Agreement and Plan of Merger, dated as of August 7, 2024, by and among the Company, Parent and Gula Merger Sub Inc. The Company intends to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters.  Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at 208-513-1513, by email at investor.relations@petiq.com, or by going to the Company’s Investor Relations page on its website at https://ir.petiq.com/ and clicking on the link under “Financial Information” titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 29, 2024 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 19, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with the Bansk Group. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts:

PetIQ

Investors: katie.turner@petiq.com or 208.513.1513

Media: kara.schafer@petiq.com or 407.929.6727

Bansk Group
Media:

Woomi Yun / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 355-4449

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